FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WRITERS’ GROUP FILM CORP.

EXHIBIT 21.1
Our Subsidiaries

Subsidiary	State of Incorporation	Name(s) Under Which Subsidiary Does Business

WRITERS’ ASSISTANTS MOVIE, INC.	Delaware	Writers’ Assistants Movie, Inc. Writers’ Assistants

HIS NAME IS NOAH MOVIE, INC.	Delaware	His Name Is Noah Movie, Inc. His Name Is Noah

FOREVER MAN MOVIE, INC.	Delaware	Forever Man Movie, Inc. Forever Man

www.writersgroupfilmcorp.com   *   info@writersgroupfilmcorp.com